Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 10, 2015, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 10, 2015.

FOR IMMEDIATE RELEASE

Investor Inquiries	Media Inquiries
Brittany Schmelz	Andrea Simpson
Investor Relations Coordinator	Director, Marketing
301/998-8265	617/684-1511
bschmelz@federalrealty.com	asimpson@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES SECOND QUARTER 2015 OPERATING RESULTS

ROCKVILLE, Md. (August 5, 2015) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its second quarter ended June 30, 2015.

Financial Results
In the second quarter 2015, Federal Realty generated funds from operations available for common shareholders (FFO) excluding early extinguishment of debt of $92.9 million, or $1.33 per diluted share. This compares to FFO of $83.6 million, or $1.23 per diluted share, in second quarter 2014. FFO, which includes the $19.1 million early extinguishment of debt charge, was $73.9 million, or $1.06 per diluted share for the second quarter 2015. For the six months ended June 30, 2015, FFO excluding early extinguishment of debt was $180.2 million, or $2.59 per diluted share, compared to $165.4 million, or $2.43 per diluted share for the same six month period in 2014. FFO was $161.2 million, or $2.32 per diluted share, for the six months ended June 30, 2015.

Net income available for common shareholders was $43.5 million and earnings per diluted share was $0.63 for second quarter 2015, versus $43.4 million and $0.64, respectively, for second quarter 2014. Year-to-date, Federal Realty reported net income available for common shareholders of $89.5 million and earnings per diluted share of $1.30. This compares to net income available for common shareholders of $82.0 million and earnings per diluted share of $1.22 for the six months ended June 30, 2014.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results
In second quarter 2015, same-center property operating income increased 4.8% over the prior year when including properties that are being redeveloped and 3.0% when excluding those properties.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
SECOND QUARTER 2015 OPERATING RESULTS
August 5, 2015

The overall portfolio was 95.7% leased as of June 30, 2015, compared to 95.4% on March 31, 2015 and 95.3% on June 30, 2014. Federal Realty’s same center portfolio was 96.2% leased on June 30, 2015, compared to 96.0% leased on March 31, 2015 and 95.9% on June 30, 2014.

During second quarter 2015, Federal Realty signed 85 leases for 313,887 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty leased 296,946 square feet at an average cash basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 15%. The average contractual rent on this comparable space for the first year of the new leases is $30.41 per square foot compared to the average contractual rent of $26.36 per square foot for the last year of the prior leases. The previous average contractual rent was calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 25% for second quarter 2015. As of June 30, 2015, Federal Realty’s average contractual, cash basis minimum rent for retail and commercial space in its portfolio was $25.74 per square foot.

Regular Quarterly Dividends
Federal Realty announced today that its Board of Trustees increased the dividend rate on its common shares, declaring a regular quarterly cash dividend of $0.94 per share, resulting in an indicated annual rate of $3.76 per share, an increase of 8.0%. The regular common dividend will be payable on October 15, 2015 to common shareholders of record on September 22, 2015. This increase represents the 48th consecutive year that Federal Realty has increased its common dividend, the longest record of consecutive annual dividend increases in the REIT sector, and among the longest such records for publicly traded companies in the US.

“We are thrilled to report another strong quarter, and importantly, our 48th consecutive annual dividend increase, extending our best in class track record of consistent growth,” commented Donald C. Wood, President and Chief Executive Officer of Federal Realty. “The continued performance of our core portfolio, coupled with the successful deliveries of redevelopment projects and the initial phases of Assembly Row and Pike & Rose, positions us exceptionally well for the future.”

Summary of Other Quarterly Activities and Recent Developments

•	April 24, 2015 - Federal Realty closed on the sale of its Houston St. property in San Antonio, Texas, for a sales price of $46.1 million, and realized a gain of $11.5 million.

•
May 4, 2015 - Federal Realty acquired an 80% interest in a 198,000 square foot lifestyle center in South Florida, based on a total value of $87.5 million. Situated in the resurgent Coconut Grove District, at the prominent intersection of Main Highway and Grand Avenue, CocoWalk is well located to serve the affluent, year round residents of Miami-Dade. On July 1, 2015 Federal Realty acquired partial interests in seven street retail buildings, also in the Coconut Grove District, for a total investment of $5.8 million.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
SECOND QUARTER 2015 OPERATING RESULTS
August 5, 2015

•
May 21, 2015 - Federal Realty was presented with three prestigious honors by the Alliance for Workplace Excellence (AWE). The Trust received the 2015 Workplace Excellence Seal of Approval Award, 2015 Health & Wellness Seal of Approval Award and 2015 EcoLeadership Award. 2015 marks the eighth consecutive year Federal Realty has won Workplace Excellence and Health & Wellness awards, and the fifth year it has won the EcoLeadership award.

•	August 3, 2015 - Federal Realty repaid at par $147 million of mortgage loans due November 2015, with an average interest rate of 7.9%.

Guidance
Federal Realty increased the midpoint of its 2015 guidance for FFO to $5.29 to $5.33 per diluted share excluding early extinguishment of debt, and updated earnings per diluted share to $2.78 to $2.82.

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its second quarter 2015 earnings conference call, which is scheduled for August 6, 2015, at 10 a.m. Eastern Daylight Time. To participate, please call (877) 445-3230 five to ten minutes prior to the call start time and use the passcode 68926054 (required). Federal Realty will also provide an online webcast on the Company’s web site, http://www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through August 13, 2015, by dialing (855) 859-2056 and using the passcode 68926054.

About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, our mission is to deliver long term, sustainable growth through investing in densely populated, affluent communities where retail demand exceeds supply. Our expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty’s 90 properties include over 2,600 tenants, in approximately 21 million square feet, and 1500 residential units.

Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 48 consecutive years, the longest record in the REIT industry. Federal Realty shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.FederalRealty.com.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
SECOND QUARTER 2015 OPERATING RESULTS
August 5, 2015

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 10, 2015, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovation projects that we do pursue may cost more, take more time to complete, or fail to perform as expected;

•
risks that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 10, 2015.

Federal Realty Investment Trust
Summarized Income Statements
June 30, 2015
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(in thousands, except per share data)
	(unaudited)
Revenue
Rental income	$175,884	$162,383	$357,050	$328,576
Other property income	4,420	4,325	6,885	7,725
Mortgage interest income	1,157	1,239	2,318	2,474
Total revenue	181,461	167,947	366,253	338,775
Expenses
Rental expenses	32,623	31,405	74,062	68,535
Real estate taxes	20,667	19,164	41,061	37,864
General and administrative	9,299	8,124	18,152	15,828
Depreciation and amortization	42,671	40,893	84,655	84,743
Total operating expenses	105,260	99,586	217,930	206,970
Operating income	76,201	68,361	148,323	131,805
Other interest income	74	18	103	43
Interest expense	(23,445)	(23,213)	(47,613)	(46,350)
Early extinguishment of debt	(19,072)	—	(19,072)	—
Income from real estate partnerships	406	250	626	463
Income from continuing operations	34,164	45,416	82,367	85,961
Gain on sale of real estate	11,509	—	11,509	—
Net income	45,673	45,416	93,876	85,961
Net income attributable to noncontrolling interests	(2,041)	(1,871)	(4,058)	(3,663)
Net income attributable to the Trust	43,632	43,545	89,818	82,298
Dividends on preferred shares	(135)	(135)	(271)	(271)
Net income available for common shareholders	$43,497	$43,410	$89,547	$82,027

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.46	$0.64	$1.13	$1.22
Gain on sale of real estate	0.17	—	0.17	—
	$0.63	$0.64	$1.30	$1.22

Weighted average number of common shares, basic	68,531	67,110	68,449	66,858

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.46	$0.64	$1.13	$1.22
Gain on sale of real estate	0.17	—	0.17	—
	$0.63	$0.64	$1.30	$1.22

Weighted average number of common shares, diluted	68,713	67,277	68,638	67,021

Federal Realty Investment Trust
Summarized Balance Sheets
June 30, 2015
	June 30,	December 31,
	2015	2014
	(in thousands)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $355,241 and $282,303 of consolidated variable interest entities, respectively)	$5,336,688	$5,128,757
Construction-in-progress	507,491	480,241
	5,844,179	5,608,998
Less accumulated depreciation and amortization (including $30,099 and $26,618 of consolidated variable interest entities, respectively)	(1,508,397)	(1,467,050)
Net real estate	4,335,782	4,141,948
Cash and cash equivalents	22,175	47,951
Accounts and notes receivable, net	106,218	93,291
Mortgage notes receivable, net	50,677	50,988
Investment in real estate partnerships	37,748	37,457
Prepaid expenses and other assets	181,238	175,235
TOTAL ASSETS	$4,733,838	$4,546,870

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Mortgages and capital lease obligations (including $179,303 and $187,632 of consolidated variable interest entities, respectively)	$648,079	$635,345
Notes payable	396,911	290,519
Senior notes and debentures	1,494,515	1,483,813
Accounts payable and other liabilities	332,407	325,584
Total liabilities	2,871,912	2,735,261
Redeemable noncontrolling interests	120,360	119,053
Shareholders' equity
Preferred shares	9,997	9,997
Common shares and other shareholders' equity	1,625,575	1,594,404
Total shareholders' equity of the Trust	1,635,572	1,604,401
Noncontrolling interests	105,994	88,155
Total shareholders' equity	1,741,566	1,692,556
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,733,838	$4,546,870

Federal Realty Investment Trust
Funds From Operations / Summary of Capital Expenditures
June 30, 2015
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$45,673	$45,416	$93,876	$85,961
Net income attributable to noncontrolling interests	(2,041)	(1,871)	(4,058)	(3,663)
Gain on sale of real estate	(11,509)	—	(11,509)	—
Depreciation and amortization of real estate assets	37,390	36,499	74,344	76,048
Amortization of initial direct costs of leases	3,676	2,947	7,116	5,778
Depreciation of joint venture real estate assets	336	441	666	850
Funds from operations	73,525	83,432	160,435	164,974
Dividends on preferred shares	(135)	(135)	(271)	(271)
Income attributable to operating partnership units	808	715	1,641	1,431
Income attributable to unvested shares	(256)	(377)	(573)	(752)
FFO	$73,942	$83,635	$161,232	$165,382
Early extinguishment of debt, net of allocation to unvested shares	19,006	—	19,006	—
FFO excluding early extinguishment of debt	$92,948	$83,635	$180,238	$165,382
Weighted average number of common shares, diluted	69,647	68,194	69,581	67,939

FFO per diluted share	$1.06	$1.23	$2.32	$2.43

FFO excluding early extinguishment of debt, per diluted share	$1.33	$1.23	$2.59	$2.43

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$73,023	$78,908	$128,628	$152,288
Tenant improvements and incentives	6,475	9,004	10,786	14,223
Total non-maintenance capital expenditures	79,498	87,912	139,414	166,511
Maintenance capital expenditures	3,334	3,629	5,089	5,155
Total capital expenditures	$82,832	$91,541	$144,503	$171,666

Dividends and Payout Ratios
Regular common dividends declared	$60,043	$52,777	$119,795	$105,238

Dividend payout ratio as a percentage of FFO	81%	63%	74%	64%
Dividend payout ratio as a percentage of FFO excluding early extinguishment of debt	65%	63%	66%	64%

Notes:
1)    See Glossary of Terms.

Federal Realty Investment Trust
Market Data
June 30, 2015
	June 30,
	2015	2014
	(in thousands, except per share data)
Market Data
Common shares outstanding and operating partnership units (1)	70,055	68,630
Market price per common share	$128.09	$120.92
Common equity market capitalization including operating partnership units	$8,973,345	$8,298,740

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$8,983,345	$8,308,740

Total debt (3)	2,539,505	2,357,751

Total market capitalization	$11,522,850	$10,666,491

Total debt to market capitalization at the current market price	22%	22%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations (4)	95%	100%
Variable rate debt	5%	<1%
	100%	100%
Notes:

1)	Amounts include 934,405 and 917,255 operating partnership units outstanding at June 30, 2015 and 2014, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)
Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts, from our consolidated balance sheet. It does not include $10.3 million and $13.5 million at June 30, 2015 and 2014, respectively, which is the Trust's 30% share of the total mortgages payable of $34.4 million and $44.9 million at June 30, 2015 and 2014, respectively, of the partnership with a discretionary fund created and advised by ING Clarion Partners.

4)	Fixed rate debt includes our $275.0 million term loan as the rate is effectively fixed by two interest rate swap agreements.

Federal Realty Investment Trust
Components of Rental Income
June 30, 2015
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(in thousands)
Minimum rents
Retail and commercial (1)	$125,688	$116,840	$250,001	$232,905
Residential	10,554	8,532	20,941	16,354
Cost reimbursements	33,535	32,158	74,422	69,617
Percentage rent	2,503	2,045	5,267	4,168
Other	3,604	2,808	6,419	5,532
Total rental income	$175,884	$162,383	$357,050	$328,576

Notes:

1)
Minimum rents include $1.8 million and $1.1 million for the three months ended June 30, 2015 and 2014, respectively, and $3.1 million and $2.2 million for the six months ended June 30, 2015 and 2014, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.6 million and $0.7 million for the three months ended June 30, 2015 and 2014, respectively, and $1.3 million and $1.2 million for the six months ended June 30, 2015 and 2014, respectively, to recognize income from the amortization of in-place leases.

Federal Realty Investment Trust
Summary of Outstanding Debt and Capital Lease Obligations
June 30, 2015
	As of June 30, 2015
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (6)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
Barracks Road (2)	11/1/2015	7.95%	$35,411
Hauppauge (2)	11/1/2015	7.95%	13,349
Lawrence Park (2)	11/1/2015	7.95%	25,099
Wildwood (2)	11/1/2015	7.95%	22,062
Wynnewood (2)	11/1/2015	7.95%	25,579
Brick Plaza (2)	11/1/2015	7.42%	25,971
San Antonio Center	1/1/2016	5.27%	18,353
Plaza El Segundo	8/5/2017	6.33%	175,000
The Grove at Shrewsbury (East)	10/1/2017	5.82%	44,045
The Grove at Shrewsbury (West)	3/1/2018	6.38%	11,135
Rollingwood Apartments	5/1/2019	5.54%	21,924
29th Place	1/31/2021	5.91%	4,848
THE AVENUE at White Marsh	1/1/2022	3.35%	52,705
Montrose Crossing	1/10/2022	4.20%	75,106
Brook 35	7/1/2029	4.65%	11,500
Chelsea	1/15/2031	5.36%	6,971
Subtotal			569,058
Net unamortized premium			7,388
Total mortgages payable			576,446		5.38%

Notes payable
Unsecured fixed rate
Term loan (3)	11/21/2018	LIBOR + 0.90%	275,000
Various	Various through 2028	11.31%	6,011
Unsecured variable rate
Escondido (Municipal bonds) (4)	10/1/2016	0.11%	9,400
Revolving credit facility (5)	4/21/2017	LIBOR + 0.90%	106,500
Total notes payable			396,911		2.45%	(7)

Senior notes and debentures
Unsecured fixed rate
5.90% notes	4/1/2020	5.90%	150,000
3.00% notes	8/1/2022	3.00%	250,000
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	300,000
7.48% debentures	8/15/2026	7.48%	29,200
6.82% medium term notes	8/1/2027	6.82%	40,000
4.50% notes	12/1/2044	4.50%	450,000
Subtotal			1,494,200
Net unamortized premium			315
Total senior notes and debentures			1,494,515		4.19%

Capital lease obligations
Various	Various through 2106	Various	71,633		8.04%
Total debt and capital lease obligations			$2,539,505

Total fixed rate debt and capital lease obligations			$2,423,605	95%	4.45%
Total variable rate debt			115,900	5%	1.10%	(7)
Total debt and capital lease obligations			$2,539,505	100%	4.30%	(7)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2015		2014		2015		2014
Operational Statistics
Excluding early extinguishment of debt:
Ratio of EBITDA to combined fixed charges and preferred share dividends (8)(9)	4.57	x	3.78	x	4.23	x	3.74	x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (8)(9)	4.17	x	3.78	x	4.03	x	3.74	x
Including early extinguishment of debt:
Ratio of EBITDA to combined fixed charges and preferred share dividends (8)	2.74	x	3.78	x	3.18	x	3.74	x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (8)	2.50	x	3.78	x	3.04	x	3.74	x

Notes:

1)	Mortgages payable do not include our 30% share ($10.3 million) of the $34.4 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners.

2)	On August 3, 2015, these mortgage loans were repaid at par.

3)
We entered into two interest rate swap agreements to fix the variable rate portion of our $275.0 million term loan at 1.72% through November 1, 2018. The swap agreements effectively fix the rate on the term loan at 2.62% and thus, the loan is included in fixed rate debt.

4)
The bonds require monthly interest only payments through maturity. The bonds bear interest at a variable rate determined weekly, which would enable the bonds to be remarketed at 100% of their principal amount. The Escondido Promenade property is not encumbered by a lien.

5)
The maximum amount drawn under our revolving credit facility during the three and six months ended June 30, 2015 was $173.5 million, and the weighted average interest rate on borrowings under our revolving credit facility, before amortization of debt fees, was 1.1% for the three and six months ended June 30, 2015.

6)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable, except as described in Note 7.

7)
The weighted average effective interest rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had a $106.5 million balance on June 30, 2015. In addition, the weighted average effective interest rate is calculated using the fixed rate on our term loan of 2.62% as the result of the interest rate swap agreements discussed in Note 3. The term loan is included in fixed rate debt.

8)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs, costs related to the early extinguishment of debt, and the portion of rent expense representing an interest factor. EBITDA includes a gain on sale of real estate of $11.5 million for the three and six months ended June 30, 2015. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

9)
Fixed charges for the three and six months ended June 30, 2015 exclude the $19.1 million early extinguishment of debt charge related to the make-whole premium paid as part of the early redemption of the 6.20% senior notes.

Federal Realty Investment Trust
Summary of Debt Maturities
June 30, 2015
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (4)
	(in thousands)
2015	$3,963	$145,806	(1)	$149,769		5.9%	5.9%	8.0%
2016	4,210	27,497		31,707		1.3%	7.2%	2.3%
2017	4,191	323,232	(2)	327,423		12.9%	20.1%	3.6%	(5)
2018	3,361	285,502		288,863		11.4%	31.5%	2.9%
2019	3,166	20,160		23,326		0.9%	32.4%	5.7%
2020	3,168	150,000		153,168		6.0%	38.4%	6.0%
2021	3,091	3,625		6,716		0.3%	38.7%	6.1%
2022	1,216	366,323		367,539		14.5%	53.2%	3.5%
2023	1,276	330,010		331,286		13.1%	66.3%	3.9%
2024	1,052	300,000		301,052		11.9%	78.2%	4.2%
Thereafter	20,253	530,700		550,953		21.8%	100.0%	4.9%
Total	$48,947	$2,482,855		$2,531,802	(3)	100.0%
Notes:

1)	2015 maturities comprise six mortgage loans, which were repaid at par on August 3, 2015, prior to their original maturity date.

2)
Our $600.0 million unsecured revolving credit facility matures on April 21, 2017 subject to a one-year extension at our option. As of June 30, 2015, there was a $106.5 million balance outstanding on our revolving credit facility.

3)	The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net premium on certain mortgage loans and senior notes as of June 30, 2015.

4)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

5)	The weighted average rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
June 30, 2015

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust. (1)
Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
				(in millions)	(in millions)

Santana Row - Lot 11	San Jose, CA	Addition of 6-story building with 225,500 square feet of office space, 1,500 square feet of retail space, and 670 parking spaces	7.5% - 8.5%	$110 - $120	$25	2017
The Point	El Segundo, CA	Addition of 90,000 square feet of retail, and 25,000 square feet of office space	8%	$85	$71	2016
Westgate Center	San Jose, CA	Façade and interior mall renovation, addition of food court and pad site	9%	$21	$20	2014/2015
Tower Shops	Davie, FL	Addition of 50,000 square foot pad building	12%	$14	$8	2016
Congressional Plaza	Rockville, MD	New 48 unit rental apartment building	7%	$14	$6	2016
Willow Lawn	Richmond, VA	Demo interior mall, relocate mall tenants, construct new exterior GLA, and gas station	10%	$13	$13	Stabilized
Mercer Mall	Lawrenceville, NJ	Addition of 27,000 square feet of space including new in-line space, addition of bank pad and reconfiguration of existing pad site and anchor box	13%	$11	$11	Stabilized
Quince Orchard	Gaithersburg, MD	Property repositioning through demo of non-functional small shop space, creation of new anchor box, rightsizing of national office products tenant, and creation of new visible small shop space	21%	$7	$6	2015
East Bay Bridge	Emeryville, CA	Reconfigure two existing spaces consisting of 48,000 square feet to accommodate two new tenants, add two new restaurant tenants, and courtyard renovations	10%	$5	$3	2015
Willow Lawn	Richmond, VA	Construction of two new in-line retail spaces totaling 17,400 square feet	8%	$5	$0	2016
Flourtown	Flourtown, PA	New 75,000 square foot grocer and new 38,000 square foot movie theater	14%	$4	$3	2015
The AVENUE at White Marsh	White Marsh, MD	Addition of two new pad sites totaling 13,000 square feet and a drive up ATM	11%	$3	$2	2016
Mercer Mall	Lawrenceville, NJ	Demolition of existing 3,000 square foot pad building to allow for construction of a multi-restaurant pad building totaling 5,600 square feet	10%	$2	$0	2016
Pentagon Row	Arlington, VA	Ice rink expansion and 1,500 square feet of new retail space	9%	$2	$2	2015
Wynnewood	Wynnewood, PA	Conversion of obsolete 2nd floor office space to residential	8%	$2	$2	2015
Third Street Promenade	Santa Monica, CA	Building modified to convert second floor space to office to accommodate new first floor retail and second floor office tenants	25%	$1	$1	Stabilized
Troy	Parsippany, NY	New 4,000 square foot pad building	20%	$1	$1	Stabilized
Brick Plaza	Brick, NJ	New restaurant pad building	30%	$1	$1	Stabilized
Finley Square	Downers Grove, IL	New 2,000 square foot pad building	17%	$1	$0	Stabilized
Total Active Redevelopment projects (4)			9%	$302 - $312	$175

Notes:

(1)
There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

(2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

(3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.

(4)	All subtotals and totals reflect cost weighted-average ROIs.

Federal Realty Investment Trust
Pike & Rose and Assembly Row
June 30, 2015

Property (1)	Location	Opportunity	Projected ROI (2)		Total Cost (3)	Costs to Date		Anticipated Stabilization	Expected Opening Timeframe
					(in millions)	(in millions)
Phases delivered or delivering in 2015

Pike & Rose - Phase I	North Bethesda, MD	Phase I consists of 493 residential units, 157,000 square feet of retail, and 79,000 square feet of office space.	7% - 8%		$255 - $265	$247		2015/2016
•174 unit residential building opened late June 2014 and achieved stabilized occupancy in Q1 2015
•137,000 sf of retail open as of 6/30/15; retail 100% leased. Remaining retail to open in Q4 2015/ Q1 2016.
•40,000 sf of office space delivered as of 6/30/15; 70% leased; 97% leased/under LOI
•319 unit residential building initially opened in July 2015 with delivery of units through Q1 2016. Expected to achieve stabilized occupancy in Q4 2016.

Assembly Row - Phase I	Somerville, MA	Initial phase consists of 445 residential units (by AvalonBay), in addition to 98,000 square feet of office space and approximately 331,000 square feet of retail space (including a restaurant pad site). A new Orange Line T-Stop has been constructed by Massachusetts Bay Transit Authority, as part of Phase I.	5% - 6%	(4)	$190 - $200	$187	(4)	2015/2016	•Retail open and 97% leased as of 6/30/15 •33,000 sf of office space delivered as of 6/30/15; 67% leased; 100% leased/under LOI •T Station opened September 2014
		Total Phases delivered or delivering in 2015	6 - 7%		$445 - $465	$434

Phases commencing in 2015/2016

Pike & Rose - Phase II	North Bethesda, MD	Ground up mixed use development. Phase II consists of 185,000 square feet of retail, 264 residential units, and a 177 room hotel.	7% - 8%		$195 - $200	$33		2018/2019	Projected opening - late 2017
	North Bethesda, MD	104 for-sale condominium units	-	(5)	$53 - $58	$7
Assembly Row - Phase II	Somerville, MA	Second phase of development consists of 167,000 square feet of retail, 447 residential units, and a 155 room boutique hotel. Additionally, there will be approximately 700,000 square feet of office space constructed by Partners HealthCare.	7%	(4)	$270 - $285	$63		2018/2019	Projected opening - late 2017/2018
	Somerville, MA	117 for-sale condominium units	-	(5)	$62 - $67	$7
		Total Phases commencing in 2015/2016	7% - 7.5%	(5)	$580 - $610	$110

Notes:

(1)
Anticipated opening dates, total cost, projected return on investment (ROI), anticipated stabilization, and significant tenants for centers under development are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Trust. Refer to the Trust's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.

(2)	Projected ROI for development projects reflects the deal specific cash, unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost.
(3)	Projected costs include an allocation of infrastructure costs for the entire project.
(4)
Costs are net of expected reimbursement by third parties and land sale proceeds from expected exercise of option. Phase II total costs include our 50% share of the costs of our investment in the hotel.

(5)	Condominiums shown at cost; the projected ROI for Phase II does not assume any incremental profit on the sale of condominium units; condominiums are assumed to be sold at cost.

Federal Realty Investment Trust
Future Redevelopment Opportunities
June 30, 2015

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	Bethesda Row	Bethesda, MD	Fresh Meadows	Queens, NY
	Dedham Plaza	Dedham, MA	Melville Mall	Huntington, NY
	Eastgate	Chapel Hill, NC	Mercer Mall	Lawrenceville, NJ
	Escondido Promenade	Escondido, CA	Pan Am	Fairfax, VA
	Federal Plaza	Rockville, MD	Wildwood	Bethesda, MD
	Flourtown	Flourtown, PA

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into additional retail GLA.
	Assembly Row	Somerville, MA	Fresh Meadows	Queens, NY
	Barracks Road	Charlottesville, VA	Melville Mall	Huntington, NY
	Bethesda Row	Bethesda, MD	Montrose Crossing	Rockville, MD
	CocoWalk	Miami, FL	Northeast	Philadelphia, PA
	Crossroads	Highland Park, IL	Third Street Promenade	Santa Monica, CA
	Darien	Darien, CT	Wildwood	Bethesda, MD
	Del Mar Village	Boca Raton, FL

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Village at Shirlington	Arlington, VA
	Graham Park Plaza	Falls Church, VA	Towson land parcel	Towson, MD
	Leesburg Plaza	Leesburg, VA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	San Antonio Center	Mountain View, CA
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7 Plaza	Vienna, VA	Santana Row - Winchester Theater site	San Jose, CA
	Pike & Rose (2)	North Bethesda, MD

Notes:
(1)	Assembly Row	Remaining entitlements after Phase II include approximately 2 million square feet of commercial-use buildings and 834 residential units.
(2)	Pike & Rose	Remaining entitlements after Phase II include approximately 1 million square feet of commercial-use buildings, and 744 residential units.
(3)	Santana Row	Current remaining entitlements for this property include 348 residential units and 69,000 square feet of commercial space for retail and office; we are currently seeking additional entitlements.

Federal Realty Investment Trust
2015 Significant Acquisitions & Disposition
June 30, 2015

2015 Significant Acquisitions
Date	Property	City/State	GLA	Purchase Price		Principal Tenants
			(in square feet)	(in millions)
January 2015	San Antonio Center	Mountain View, CA	376,000	$62.2	(1)	Walmart / Kohl's / Trader Joe's / 24 Hour Fitness
May 4, 2015	CocoWalk	Miami, Florida	198,000	$87.5	(2)	Cinepolis Theaters / Gap / Youfit Health Club

(1) Our effective interest approximates 80% and was funded by the assumption of our share of $19 million of mortgage debt, 58,000 downREIT operating partnership units, and approximately $27 million of cash.

(2) The acquisition was completed through a newly formed entity for which we own a preferred interest and an 80% common interest.

2015 Significant Disposition
Date	Property	City/State	GLA	Sales Price	Gain on Sale
			(in square feet)	(in millions)	(in millions)
April 24, 2015	Houston Street	San Antonio, TX	172,000	$46.1	$11.5

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2015
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Washington Metropolitan Area
Bethesda Row		Washington, DC-MD-VA	1993-2006/2008/2010	$223,411	$—	533,000	98%	40,000	Giant Food	Apple Computer / Barnes & Noble / Equinox / Landmark Theater
Congressional Plaza	(3)	Washington, DC-MD-VA	1965	83,747		325,000	97%	25,000	The Fresh Market	Buy Buy Baby / Container Store / Last Call Studio by Neiman Marcus
Courthouse Center		Washington, DC-MD-VA	1997	4,721		35,000	67%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967/1972	13,016		144,000	100%	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	65,870		248,000	99%	14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington, DC-MD-VA	2001	37,492		119,000	100%			DSW / Maggiano's / Nordstrom Rack / Marshalls
Gaithersburg Square		Washington, DC-MD-VA	1993	26,308		207,000	90%			Bed, Bath & Beyond / Ross Dress For Less / Ashley Furniture HomeStore
Graham Park Plaza		Washington, DC-MD-VA	1983	33,947		260,000	93%	58,000	Giant Food	L.A. Fitness / Stein Mart
Idylwood Plaza		Washington, DC-MD-VA	1994	16,730		73,000	100%	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	53,723		389,000	80%	61,000	Giant Food	L.A. Fitness / Marshalls
Leesburg Plaza		Washington, DC-MD-VA	1998	35,855		236,000	94%	55,000	Giant Food	Petsmart / Pier 1 Imports / Office Depot
Montrose Crossing	(3)	Washington, DC-MD-VA	2011/2013	153,558	75,106	363,000	99%	73,000	Giant Food	Marshalls / Sports Authority / Barnes & Noble / A.C. Moore
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington, DC-MD-VA	2003/2006	82,593		569,000	97%	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold's Gym / Staples / DSW
Old Keene Mill		Washington, DC-MD-VA	1976	6,384		92,000	84%	24,000	Whole Foods	Walgreens
Pan Am		Washington, DC-MD-VA	1993	28,804		227,000	100%	65,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998/2010	97,660		299,000	96%	45,000	Harris Teeter	L.A. Fitness / Bed, Bath & Beyond / DSW
Pike & Rose	(4)	Washington, DC-MD-VA	1982/2007/2012	333,536		188,000	100%			iPic Theaters / Gap / Gap Kids / Sport & Health
Pike 7 Plaza		Washington, DC-MD-VA	1997	36,366		164,000	99%			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	34,200		267,000	94%	19,000	Aldi	L.A. Fitness / HomeGoods / Staples
Rockville Town Square	(6)	Washington, DC-MD-VA	2006-2007	50,009	4,500	187,000	93%			CVS / Gold's Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	9,950	21,924	N/A	97%
Sam's Park & Shop		Washington, DC-MD-VA	1995	12,506		49,000	86%			Petco
Tower Shopping Center		Washington, DC-MD-VA	1998	21,372		112,000	88%	26,000	L.A. Mart	Talbots / Total Wine & More
Tyson's Station		Washington, DC-MD-VA	1978	4,572		49,000	96%	11,000	Trader Joe's
Village at Shirlington	(6)	Washington, DC-MD-VA	1995	60,022	6,515	261,000	95%	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	18,716	22,062	84,000	94%	20,000	Balducci's	CVS
		Total Washington Metropolitan Area		1,545,068		5,480,000	95%
Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	25,639		265,000	96%	24,000	Acme Markets	Kohl's / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	40,456		295,000	98%	45,000	Acme Markets	Lord & Taylor / L.A. Fitness / Michaels
Ellisburg		Philadelphia, PA-NJ	1992	34,509		268,000	97%	47,000	Whole Foods	Buy Buy Baby / Stein Mart
Flourtown		Philadelphia, PA-NJ	1980	15,438		160,000	96%	75,000	Giant Food
Langhorne Square		Philadelphia, PA-NJ	1985	21,749		219,000	92%	55,000	Redner's Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	32,033	25,099	364,000	97%	53,000	Acme Markets	Kaplan Career Institute / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	24,825		288,000	89%			Burlington Coat Factory / Home Gallery / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,769		124,000	88%	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	29,971		211,000	99%			HomeGoods / Marshalls / Barnes & Noble
Wynnewood		Philadelphia, PA-NJ	1996	41,647	25,579	251,000	99%	98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW
		Total Philadelphia Metropolitan Area		281,036		2,445,000	95%
California
Colorado Blvd		Los Angeles-Long Beach, CA	1996/1998	17,997		69,000	100%			Pottery Barn / Banana Republic

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2015
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Crow Canyon Commons		San Ramon, CA	2005/2007	87,025		241,000	99%	32,000	Sprouts	Rite Aid / Sports Authority
East Bay Bridge		San Francisco-Oakland-Fremont, CA	2012	172,420		438,000	100%	59,000	Pak-N-Save	Home Depot / Michaels / Target
Escondido Promenade	(3)	San Diego, CA	1996/2010	47,076		298,000	98%			TJ Maxx / Toys R Us / Dick’s Sporting Goods / Ross Dress For Less
Hermosa Avenue		Los Angeles-Long Beach, CA	1997	5,901		24,000	100%
Hollywood Blvd	(3)	Los Angeles-Long Beach, CA	1999	47,014		184,000	100%	15,000	Fresh & Easy	DSW / L.A. Fitness / Marshalls / La La Land
Kings Court	(5)	San Jose, CA	1998	11,609		80,000	100%	25,000	Lunardi's Super Market	CVS
Old Town Center		San Jose, CA	1997	37,741		95,000	100%			Anthropologie / Banana Republic / Gap
Plaza El Segundo	(3) (7)	Los Angeles-Long Beach, CA	2011	264,960	175,000	381,000	98%	66,000	Whole Foods	Anthropologie / Best Buy / Container Store / Dick's Sporting Goods / H&M / HomeGoods
Santana Row		San Jose, CA	1997	711,093		649,000	98%			Crate & Barrel / Container Store / Best Buy / CineArts Theatre / Hotel Valencia / H&M
San Antonio Center	(3) (5)	San Francisco-Oakland-San Jose, CA	2015	72,449	18,353	376,000	96%	11,000	Trader Joe's	Kohl's / Wal-mart / 24 Hour Fitness / Jo-Ann Stores
Third Street Promenade		Los Angeles-Long Beach, CA	1996-2000	78,463		209,000	100%			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate Center		San Jose, CA	2004	144,263		643,000	98%	38,000	Walmart Neighborhood Market	Target / Burlington Coat Factory / Ross Dress For Less / Michaels / Nordstrom Rack / Nike Factory / J. Crew / Gap Factory Store
150 Post Street		San Francisco, CA	1997	36,527		105,000	82%			H&M
		Total California		1,734,538		3,792,000	98%
NY Metro / New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	60,739	25,971	422,000	90%	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Brook 35	(3) (5)	New York-Northern New Jersey-Long Island, NY-NJ-PA	2014	46,558	11,500	98,000	98%			Ann Taylor / Banana Republic / Coach / Williams-Sonoma
Darien		New Haven-Bridgeport-Stamford-Waterbury	2013	48,196		95,000	95%	45,000	Stop & Shop	Equinox
Fresh Meadows		New York, NY	1997	80,186		404,000	100%	15,000	Island of Gold	AMC Loews / Kohl's / Michaels / Modell's
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	13,969		36,000	100%			Saks Fifth Avenue
Hauppauge		Nassau-Suffolk, NY	1998	28,478	13,349	134,000	99%	61,000	Shop Rite	A.C. Moore
Huntington		Nassau-Suffolk, NY	1988/2007	43,760		279,000	99%			Buy Buy Baby / Bed, Bath & Beyond / Michaels / Nordstrom Rack
Huntington Square		Nassau-Suffolk, NY	2010	12,216		74,000	93%			Barnes & Noble
Melville Mall		Nassau-Suffolk, NY	2006	71,178		247,000	76%	54,000	Waldbaum's	Dick’s Sporting Goods / Marshalls
Mercer Mall	(6)	Trenton, NJ	2003	118,428	55,711	523,000	98%	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan / Nordstrom Rack / REI
The Grove at Shrewsbury	(3) (5)	New York-Northern New Jersey-Long Island, NY-NJ-PA	2014	121,664	55,180	192,000	98%			Lululemon / Brooks Brothers / Anthropologie / Pottery Barn / J. Crew / Banana Republic / Williams-Sonoma
Troy		Newark, NJ	1980	29,945		211,000	99%	64,000	Pathmark	L.A. Fitness
		Total NY Metro/New Jersey		675,317		2,715,000	95%
New England
Assembly Row / Assembly Square Marketplace	(4)	Boston-Cambridge-Quincy, MA-NH	2005-2011, 2013	455,254		696,000	99%			AMC Theatres / LEGOLAND Discovery Center / Saks Fifth Avenue Off 5th / J. Crew / Nike Factory / Bed, Bath & Beyond / TJ Maxx / Legal on the Mystic
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	42,712	6,971	222,000	100%	16,000	Sav-A-Lot	Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	35,044		241,000	91%	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006	146,854		223,000	95%	50,000	Roche Bros.	CVS
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,366		48,000	100%	48,000	Stop & Shop

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2015
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	18,078		149,000	100%	50,000	Hannaford	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	14,991		168,000	100%	55,000	Super Stop & Shop	Kmart
		Total New England		722,299		1,747,000	98%
Baltimore
Governor Plaza		Baltimore, MD	1985	26,866		243,000	100%	16,500	Aldi	Dick’s Sporting Goods
Perring Plaza		Baltimore, MD	1985	30,049		395,000	100%	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores / Micro Center
THE AVENUE at White Marsh	(5)	Baltimore, MD	2007	99,153	52,705	297,000	99%			AMC Loews / Old Navy / Barnes & Noble / A.C. Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	17,441		32,000	100%
White Marsh Plaza		Baltimore, MD	2007	25,149		80,000	100%	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	36,869		73,000	100%
		Total Baltimore		235,527		1,120,000	100%
Chicago
Crossroads		Chicago, IL	1993	31,185		168,000	98%			Golfsmith / Guitar Center / L.A. Fitness
Finley Square		Chicago, IL	1995	34,001		315,000	91%			Bed, Bath & Beyond / Buy Buy Baby / Petsmart
Garden Market		Chicago, IL	1994	12,732		140,000	100%	63,000	Mariano's Fresh Market	Walgreens
North Lake Commons		Chicago, IL	1994	16,609		129,000	89%	77,000	Jewel Osco
		Total Chicago		94,527		752,000	94%
South Florida
Cocowalk	(3)	Miami-Ft Lauderdale	2015	87,799		198,000	85%			Cinepolis Theaters / Gap / Youfit Health Club
Courtyard Shops		Miami-Ft Lauderdale	2008	40,955		130,000	97%	49,000	Publix
Del Mar Village		Miami-Ft Lauderdale	2008/2014	60,005		196,000	74%	44,000	Winn Dixie	CVS
Tower Shops		Miami-Ft Lauderdale	2011/2014	90,353		376,000	98%			Best Buy / DSW / Old Navy / Ross Dress For Less / TJ Maxx / Ulta
		Total South Florida		279,112		900,000	90%
Other
Barracks Road		Charlottesville, VA	1985	60,630	35,411	497,000	97%	99,000	Harris Teeter / Kroger	Anthropologie / Bed, Bath & Beyond / Barnes & Noble / Old Navy / Michaels / Ulta
Bristol Plaza		Hartford, CT	1995	29,681		266,000	91%	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	27,718		153,000	93%	13,000	Trader Joe's	Stein Mart
Gratiot Plaza		Detroit, MI	1973	19,237		217,000	99%	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Lancaster	(6)	Lancaster, PA	1980	13,547	4,907	127,000	97%	75,000	Giant Food	Michaels
29th Place		Charlottesville, VA	2007	40,303	4,848	169,000	96%			DSW / HomeGoods / Staples / Stein Mart
Willow Lawn		Richmond-Petersburg, VA	1983	85,639		445,000	92%	66,000	Kroger	Old Navy / Staples / Ross Dress For Less
		Total Other		276,755		1,874,000	95%

Grand Total				$5,844,179	$640,691	20,825,000	96%

Notes:
(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	The Trust has a controlling financial interest in this property.
(4)	Portion of property is currently under development. See further discussion in the Pike & Rose and Assembly Row schedule.
(5)
All or a portion of the property is owned in a "downreit" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(6)	All or a portion of property subject to capital lease obligation.
(7)	Includes a 100% owned, 8.1 acre land parcel being used for The Point redevelopment.

Federal Realty Investment Trust
Retail Leasing Summary (1)
June 30, 2015

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2015	77	100%	296,946	$30.41	$26.36	$1,203,298	15%	25%	7.9	$8,780,682	$29.57	(7)
1st Quarter 2015	75	100%	249,295	$37.50	$33.70	$947,399	11%	22%	7.1	$5,721,362	$22.95
4th Quarter 2014	70	100%	306,860	$33.27	$27.76	$1,691,334	20%	32%	6.9	$3,414,377	$11.13	(7)
3rd Quarter 2014	90	100%	372,693	$35.69	$31.55	$1,542,966	13%	23%	7.4	$11,381,523	$30.54	(7)
Total - 12 months	312	100%	1,225,794	$34.17	$29.78	$5,384,997	15%	26%	7.3	$29,297,944	$23.90

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2015	35	45%	147,114	$30.96	$26.98	$585,589	15%	29%	9.3	$6,812,702	$46.31	(7)
1st Quarter 2015	27	36%	100,934	$40.69	$35.13	$560,791	16%	23%	9.0	$5,563,472	$55.12
4th Quarter 2014	16	23%	125,838	$24.62	$15.62	$1,131,869	58%	65%	10.7	$3,323,715	$26.41	(7)
3rd Quarter 2014	38	42%	177,145	$33.16	$28.85	$763,753	15%	22%	9.0	$11,087,445	$62.59	(7)
Total - 12 months	116	37%	551,031	$32.00	$26.48	$3,042,002	21%	30%	9.4	$26,787,334	$48.61

Renewal Lease Summary - Comparable (2) (8)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2015	42	55%	149,832	$29.87	$25.75	$617,709	16%	21%	6.4	$1,967,980	$13.13
1st Quarter 2015	48	64%	148,361	$35.34	$32.73	$386,608	8%	21%	5.6	$157,890	$1.06
4th Quarter 2014	54	77%	181,022	$39.28	$36.19	$559,465	9%	22%	5.3	$90,662	$0.50
3rd Quarter 2014	52	58%	195,548	$37.98	$33.99	$779,213	12%	25%	6.2	$294,078	$1.50
Total - 12 months	196	63%	674,763	$35.95	$32.47	$2,342,995	11%	22%	5.8	$2,510,610	$3.72

Total Lease Summary - Comparable and Non-comparable (2) (9)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2015					85	313,887		$31.66	8.1	$11,268,961	$35.90
1st Quarter 2015					86	279,586		$38.88	7.4	$7,500,950	$26.83
4th Quarter 2014					83	343,896		$34.55	7.4	$7,636,392	$22.21
3rd Quarter 2014					108	434,165		$36.22	7.7	$14,045,241	$32.35
Total - 12 months					362	1,371,534		$35.30	7.6	$40,451,544	$29.49

Notes:
(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the first 12 months of the term.
(6)	See Glossary of Terms.
(7)
Approximately $0.5 million ($1.20 per square foot) in 2nd Quarter 2015, $0.4 million ($0.86 per square foot) in 4th Quarter 2014 and $6.1 million ($11.89 per square foot) in 3rd Quarter 2014 of the Tenant Improvements & Incentives are for properties under active redevelopment (e.g. Westgate Center, Willow Lawn, East Bay Bridge) and are included in the Projected Cost for those projects on the Summary of Redevelopment Opportunities.

(8)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(9)
The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq Ft and Weighted Average Lease Term columns include information for leases signed at our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq Ft columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Pike & Rose and Assembly Row schedule.

Federal Realty Investment Trust
Lease Expirations
June 30, 2015

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2015	38,000	0%	$31.67	444,000	5%	$28.79	482,000	2%	$29.01
2016	648,000	6%	$16.75	945,000	11%	$36.44	1,593,000	8%	$28.43
2017	1,376,000	12%	$17.15	1,228,000	15%	$36.08	2,605,000	13%	$26.08
2018	1,478,000	13%	$14.59	993,000	12%	$39.97	2,471,000	13%	$24.78
2019	1,785,000	16%	$18.41	864,000	11%	$36.73	2,649,000	13%	$24.39
2020	1,093,000	9%	$15.40	875,000	11%	$36.45	1,968,000	10%	$24.76
2021	859,000	7%	$17.29	596,000	7%	$39.40	1,455,000	7%	$26.34
2022	815,000	7%	$16.56	473,000	6%	$39.95	1,288,000	7%	$25.16
2023	444,000	4%	$21.80	473,000	6%	$37.82	917,000	5%	$30.07
2024	519,000	5%	$17.25	484,000	6%	$43.11	1,003,000	5%	$29.73
Thereafter	2,466,000	21%	$19.56	820,000	10%	$35.79	3,285,000	17%	$23.61
Total (3)	11,521,000	100%	$17.55	8,195,000	100%	$37.26	19,716,000	100%	$25.74

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2015	15,000	0%	$56.00	354,000	4%	$28.12	369,000	2%	$29.25
2016	62,000	1%	$21.19	504,000	6%	$39.15	565,000	3%	$37.20
2017	210,000	2%	$23.97	650,000	8%	$38.79	860,000	4%	$35.17
2018	313,000	3%	$14.87	514,000	6%	$43.20	827,000	4%	$32.47
2019	453,000	4%	$20.71	491,000	6%	$39.72	945,000	5%	$30.60
2020	143,000	1%	$21.05	558,000	7%	$34.93	701,000	4%	$32.10
2021	185,000	2%	$12.54	594,000	7%	$39.12	780,000	4%	$32.80
2022	135,000	1%	$24.11	527,000	6%	$34.63	662,000	3%	$32.49
2023	348,000	3%	$16.81	451,000	6%	$39.13	798,000	4%	$29.41
2024	283,000	2%	$16.40	464,000	6%	$39.61	747,000	4%	$30.83
Thereafter	9,374,000	81%	$17.27	3,088,000	38%	$36.17	12,462,000	63%	$21.95
Total (3)	11,521,000	100%	$17.55	8,195,000	100%	$37.26	19,716,000	100%	$25.74

Notes:
(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of June 30, 2015.
(3)	Represents occupied square footage as of June 30, 2015
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
June 30, 2015

Overall Portfolio Statistics (1)	At June 30, 2015			At June 30, 2014

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (3) (4) (sf)	20,825,000	19,930,000	95.7%	19,995,000	19,054,000	95.3%

Residential Properties (units)	1,500	1,458	97.2%	1,410	1,329	94.3%

Same Center Statistics (1)	At June 30, 2015			At June 30, 2014

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (4) (5) (sf)	16,533,000	15,911,000	96.2%	16,507,000	15,838,000	95.9%

Residential Properties (units)	1,114	1,084	97.3%	1,114	1,075	96.5%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet excludes redevelopment square footage not yet placed in service.
(3)	At June 30, 2015 leased percentage was 98.7% for anchor tenants and 91.8% for small shop tenants.
(4)	Occupied percentage was 94.9% and 94.3% at June 30, 2015 and 2014, respectively, and same center occupied percentage was 95.6% and 95.4% at June 30, 2015 and 2014, respectively.
(5)	Excludes properties purchased, sold or under redevelopment or development.

Federal Realty Investment Trust
Summary of Top 25 Tenants
June 30, 2015

Rank	Tenant Name	Annualized Base Rent	Percentage of Total Annualized Base Rent (4)	Tenant GLA	Percentage of Total GLA (4)	Number of Stores Leased

1	Ahold USA, Inc.	$15,302,000	3.01%	898,000	4.31%	15
2	Bed, Bath & Beyond, Inc.	$12,805,000	2.52%	736,000	3.53%	20
3	TJX Companies, The	$12,439,000	2.45%	767,000	3.68%	23
4	Gap, Inc., The	$11,625,000	2.29%	341,000	1.64%	23
5	L.A. Fitness International LLC	$8,395,000	1.65%	371,000	1.78%	9
6	CVS Corporation	$7,299,000	1.44%	189,000	0.91%	16
7	DSW, Inc	$6,105,000	1.20%	214,000	1.03%	10
8	Best Buy Stores, L.P.	$5,483,000	1.08%	188,000	0.90%	5
9	Home Depot, Inc.	$5,435,000	1.07%	438,000	2.10%	5
10	Michaels Stores, Inc.	$5,147,000	1.01%	286,000	1.37%	12
11	Barnes & Noble, Inc.	$5,117,000	1.01%	214,000	1.03%	8
12	Bank of America, N.A.	$4,993,000	0.98%	103,000	0.49%	20
13	Nordstrom, Inc.	$4,808,000	0.95%	195,000	0.94%	5
14	Whole Foods Market, Inc.	$4,425,000	0.87%	167,000	0.80%	4
15	Dick's Sporting Goods, Inc.	$4,375,000	0.86%	206,000	0.99%	5
16	AMC Entertainment Inc.	$4,276,000	0.84%	229,000	1.10%	5
17	Riverbed Technology, Inc.	$3,837,000	0.76%	83,000	0.40%	2
18	Staples, Inc.	$3,800,000	0.75%	178,000	0.85%	9
19	Ross Stores, Inc.	$3,772,000	0.74%	208,000	1.00%	7
20	AB Acquisition LLC (Acme, Safeway)	$3,648,000	0.72%	404,000	1.94%	8
21	Kroger Co., The	$3,528,000	0.69%	311,000	1.49%	7
22	Sports Authority Inc., The	$3,418,000	0.67%	194,000	0.93%	5
23	Wells Fargo Bank, N.A.	$3,329,000	0.66%	51,000	0.24%	14
24	Dress Barn, Inc., The	$3,293,000	0.65%	133,000	0.64%	19
25	PetSmart, Inc.	$3,275,000	0.64%	150,000	0.72%	6
	Totals - Top 25 Tenants	$149,929,000	29.53%	7,254,000	34.83%	262

	Total: (1)	$507,765,000	(2)	20,825,000	(3)	2,689

Notes:
(1)	Does not include amounts related to leases these tenants have with our partnership with a discretionary fund created and advised by ING Clarion Partners.
(2)	Reflects aggregate, annualized in-place contractual (defined as cash-basis including adjustments for concessions) minimum rent for all occupied spaces as of June 30, 2015
(3)	Excludes redevelopment square footage not yet placed in service.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Reconciliation of Net Income to FFO Guidance
June 30, 2015

	2015 Guidance
	(Dollars in millions except
	per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income	$202	$205
Net income attributable to noncontrolling interests	(8)	(8)
Gain on sale of real estate	(12)	(12)
Depreciation and amortization of real estate & joint venture real estate assets	154	154
Amortization of initial direct costs of leases	14	14
Funds from operations	350	353
Dividends on preferred shares	(1)	(1)
Income attributable to operating partnership units	3	3
Income attributable to unvested shares	(1)	(1)
FFO	$352	$355
Early extinguishment of debt, net of allocation to unvested shares	19	19
FFO excluding early extinguishment of debt	$371	$374

Weighted average number of common shares, diluted	70.1	70.1

FFO excluding early extinguishment of debt, per diluted share	$5.29	$5.33

Note:
(1) - Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Summarized Income Statements and Balance Sheets - 30% Owned Joint Venture
June 30, 2015
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(in thousands)
CONSOLIDATED INCOME STATEMENTS
Revenues
Rental income	$4,262	$4,455	$8,995	$9,463
Other property income	11	14	22	24
	4,273	4,469	9,017	9,487
Expenses
Rental	745	787	2,377	2,284
Real estate taxes	497	603	994	1,216
Depreciation and amortization	1,237	1,590	2,459	3,077
	2,479	2,980	5,830	6,577
Operating income	1,794	1,489	3,187	2,910
Interest expense	(517)	(781)	(1,036)	(1,620)
Net income	$1,277	$708	$2,151	$1,290

			June 30,	December 31,
			2015	2014
			(in thousands)
CONSOLIDATED BALANCE SHEETS
ASSETS
Real estate, at cost			$188,179	$187,507
Less accumulated depreciation and amortization			(40,665)	(38,304)
Net real estate			147,514	149,203
Cash and cash equivalents			4,501	2,864
Other assets			5,709	5,346
TOTAL ASSETS			$157,724	$157,413

LIABILITIES AND PARTNERS' CAPITAL
Liabilities
Mortgages payable			$34,385	$34,385
Other liabilities			3,201	3,673
Total liabilities			37,586	38,058
Partners' capital			120,138	119,355
TOTAL LIABILITIES AND PARTNERS' CAPITAL			$157,724	$157,413

Federal Realty Investment Trust
Summary of Outstanding Debt and Debt Maturities - 30% Owned Joint Venture
June 30, 2015
			Stated Interest Rate as of June 30, 2015

		Maturity			Balance
					(in thousands)
Mortgage Loans
Secured Fixed Rate
Barcroft Plaza		7/1/2016	5.99%	(a)	$20,785
Greenlawn Plaza		7/1/2016	5.90%		13,600
		Total Fixed Rate Debt			$34,385

Debt Maturities
(in thousands)
Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2015	—	—	—		—%	—%
2016	—	34,385	34,385		100.0%	100.0%
Total	$—	$34,385	$34,385		100.0%

Notes:
(a)
The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents a note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust
Real Estate Status Report - 30% Owned Joint Venture
June 30, 2015
Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage Obligation	GLA	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	$34,983	$20,785	100,000	81%	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	67,089		279,000	94%	73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	22,058		96,000	92%			CVS
	Total Washington Metropolitan Area		124,130		475,000	91%
New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	20,810	13,600	106,000	95%	46,000	Waldbaum's	Tuesday Morning
	Total New York / New Jersey		20,810		106,000	95%
New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	20,206		123,000	90%	64,000	Stop & Shop
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	23,033		116,000	100%	46,000	Roche Bros.	Burlington Coat Factory
	Total New England		43,239		239,000	95%
Grand Totals			$188,179	$34,385	820,000	93%

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate, and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2015 and 2014 is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(in thousands)
Net income	$45,673	$45,416	$93,876	$85,961
Depreciation and amortization	42,671	40,893	84,655	84,743
Interest expense	23,445	23,213	47,613	46,350
Early extinguishment of debt	19,072	—	19,072	—
Other interest income	(74)	(18)	(103)	(43)
EBITDA	130,787	109,504	245,113	217,011
Gain on sale of real estate	(11,509)	—	(11,509)	—
Adjusted EBITDA	$119,278	$109,504	$233,604	$217,011

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization and excluding extraordinary items, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

In addition to FFO, we have also included FFO excluding the "early extinguishment of debt" charge which relates to the early redemption of our 6.20% senior notes in 2015. We believe the unusual nature of this charge, being a make-whole payment on the remaining principal and interest on the redeemed notes, is worthy of separate evaluation and consequently have provided both relevant metrics.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease and, except for redevelopments, may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.